AGREEMENTTO EXTEND CLOSING REGARDING
                          THE ACQUISITION AGREEMENT AND
                         THE PURCHASE AND SALE AGREEMENT


Whereas the parties have entered into an Acquisition Agreement and Purchase and Sale Agreement (referred to as the Agreements);

Whereas in accordance with the said Agreements the closing date was scheduled for November 8th, 2001 or sooner unless extended by written mutual agreement;

Whereas the parties have by mutual consent agreed to extend the closing until November 13th, 2001;

Whereas the extended closing date shall be applicable for the execution of all documentation relating to the said acqusisiton;

The parties have signed on this 8th day of November,2001.

"FFAX"

Frefax Inc.
A Florida corporation


By: /s/ Anthony Papa
    ----------------
    Name: Anthony Papa
    Title: President & Chief Executive Officer


"CXNC"

CHINA XIN NETWORK (CANADA) INC.
A Canadian corporation


By: /s/ Jean-Francois Amyot
    -----------------------
    Name: Jean-Francois Amyot
    Title: Chief Executive Officer


By:  /s/ Bruce Taub
     --------------
     Name: Bruce Taub
     Title: Vice-President of Corporate & Legal Affairs